Exhibit 3 (iii)
BYLAWS
OF
LEGACY BODYSENTIALS INC.
A Nevada Corporation

ARTICLE 1
Offices

Section 1.
The registered office of this corporation shall be in the County of Clark, State of Nevada.

Section 2.	The corporation may also have
offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE 2

Meetings of Stockholders

Section 1.	All annual meetings of the stockholders
shall be held at the registered office of the corporation or at such other place within or without the State of Nevada as the Directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2.	Annual meetings of the stockholders,
commencing with the year 1996 shall be held on the 3Oth day of September, each year if not a legal holiday and, if a legal holiday, then on the next secular day following, or at such other time as maybe set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3.	Special meetings of the stockholders,
for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Secretary by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

Section 4.	Notices of meetings shall be in writing and signed by the
President or Vice President or the secretary or an Assistant secretary or by such other person or persons as the Directors shall designate. Such notice shall 5tae the purpose or purposes for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting, If mailed, it shall be directed to a stockholder at his address as it apps upon the records of the corporation and upon such mailing of my such notice, the service then shall be complete and the time of the notice shall begin to run from the date 'upon which such notice is deposited in the nail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of' and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

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Section 5.		Business transacted at any special meeting of stockholders
shall be limited to the purposes stated in the notice.


Section 6.	The holders of a 100/c of the stock issued and outstanding
and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If; however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote there at, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such a4journed meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Company may have more than one shareholder.

Section 7.	When a quorum is present or represented at any meeting,
the vote of the holders of a 100% of the stock having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote shall govern and control the decision of such question.

Section 8.	Each stockholder of record of the corporation
shall be entitled at each meeting of stockholders to one vote for each tare of stock standing in his name of the books of the corporation. Upon the demand of any stockholder, the vote for Directors and the vote upon any question before the meeting shall be by ballot.

Section 9.	At any meeting of the stockholders any stockholder
may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election. All questions regarding the qualifications of voters, the validity of proxies and the acceptance of or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

Section 10.	Any action which maybe taken by the vote of the
stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

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ARTICLE 3

Directors

Section 1.	The business of the corporation shall be managed
by ifs Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2.	The number of Directors which shall constitute the
whole board shall be One.

The number of Directors may from time to time be increased or decreased to not less than one nor more than fifteen by action of the Board of Directors. The Directors shall be elected at the annual meeting of the stockholders and except as provided in section 2 of this Article, each Director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 3.	Vacancies in the Board of Directors including those
caused by an increase in the number of directors, may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. The holders of a two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the Directors by vote at a meeting called for such purpose or by a written statement filed with the secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously and the vacancies on the Board of Directors resulting therefrom shall only be filled from the stockholders.

A vacancy or vacancies m the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Directors, or if the authorized number of Directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which my Director or Directors are elected to elect the full authorized number of Directors to be voted for at that meeting.

The stockholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or -the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

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ARTICLE 4

Meetings of the Board of Directors

Section 1.	Regular meetings of the Board of Directors shall
be held at any place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meeting shall be held at the registered office of the corporation. Special meetings of the Board may be held either at a place so designated or at the registered office.

Section 2.	The first meeting of each newly elected Board of
Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof no notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may he held at such time and place as shall be specified in a notice given hereinafter provided for special meetings of the Board of Directors.

Section 3.	Regular meetings of the Board of Directors may be
held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board Directors.

Section 4.	Special meetings of the Board of Directors may be
called by the Chairman or the Pits [dent or by the Vice-President or by any two directors.

Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by nail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or if not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, ft shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

Section 5.	Notice of the time and place of holding an adjourned
meeting need not be given to the absent directors if the dine and place be fixed at the meeting adjourned.

Section 6.	The transaction of my meeting of the Board of
Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if; either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or approvals of the minutes thereof All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 7.	A majority of the authorized number of directors
shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation.
Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in regular meeting.

Section 8.	A quorum of the directors may adjourn any directors
meeting to meet again at stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

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ARTICLE S

Committees of Directors

Section 1.	The Board of Directors may, by resolution adopted
by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of two or more of the directors of the corporation which, to the extent provided in the resolution, shall and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees; shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint mother member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

Section 2.		The committee shall keep regular minutes of their
proceedings and report the same to the Board of Directors.


Section 3.	Any action required or permitted to be taken at any meeting
of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.


ARTICLE 6

Compensation of Directors

Section 1.	The directors may be paid their expenses of attendance
at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement arid compensation for attending committee meetings.


ARTICLE 7

Notices

Section 1.	Notices to directors and stockholders shall be in
writing and delivered personally or mailed tote directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the tine when the same shall be mailed. Notice to directors may also be given by telegram.

Section 2.	Whenever all parties entitled to vote at any meeting,
whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent to the consideration of which no object for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all patties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 3.	Whenever any notice whatever is required to be given
under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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ARTICLE 8

Officers

Section 1.	The officers of the corporation shall be chosen by the
Board of Directors and shall be a President, a Secretary and a Treasurer. Any person may hold two or more officers.

Section 2.	The Board of Directors at ifs first meeting after each
annual meeting of stockholders shall choose a Chairman of the Board who shall be a director, and shall choose a President, a Secretary and a Treasurer, none of whom need be directors.

Section 3.	The Board of Directors may appoint a Vice-Chairman of
the Board, Vice-Presidents and one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4.	The salaries and compensation of all officers of the
corporation shall be fixed by the Board of Directors.

Section 5.	The officers of the corporation shall hold office at the
pleasure of the Board of Directors A~ officer elected or appointed by the Board of Directors may be removed any time by the Board of Directors.
Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be fined by the Board of Directors.

Section 6.	The Chairman of the Board shall, preside at meetings
of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 7.	The Vice-Chairman shall, in the absence or disability of
the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform other such duties as the Board of Directors may from time to time prescribe.

Section 8.	The President shall be the chief executive officer of the
corporation and shall have active management of the business of the corporation. He shall execute on behalf of the corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the corporation.


Section 9.	The Vice-President shall act under the direction of the
President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents.
The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

Section 10.	The Secretary shall act under the direction of the
President. Subject to the direction of the President he shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and will perform other such duties as may be prescribed by the President or the Board of Directors.

Section 11.	The Assistant Secretaries shall act under the direction
of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform other such duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 12.	The Treasurer shall act under the direction of the President.
Subject to the direction of the President be shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects' in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

Section 13.	If required by the Board of Directors, he shall give the
corporation a bond in such sum and with such surety as shall be s satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers. money and other property of whatever land m his possession or under his control belonging to the corporation.

Section 14.	The Assistant Treasurer in the order of their seniority,
unless other wise determined by the president or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

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ARTICLE 9

Certificates of Stock

Section 1.	Every stockholder shall be entitled to have a certificate
signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such stock.

Section 2.	If a certificate is signed (a) by a transfer agent other than the corporation or its employees or (b) by a registrar other than the corporation or ifs employees, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 3	The Board of Directors may direct anew certificate or
certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing' such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or hi'; legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made
-list the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4.	Upon surrender to the corporation or the transfer
agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, ft shall be the duty of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.	The Board of Directors may fix in advance a date not
exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for my purpose, as a record date for fire termination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof; or entitled to receive payment of any such dividend, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shrill be entitled to notice of and to vote at such meeting, or any adjournment thereof; or
 to receive such payment of dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

The corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

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ARTICLE 10

General Provisions

Section 1.	Dividends upon the capital stock of the corporation,
subject to the provisions of the Articles of Incorporation, :4 any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 2.	Before payment of any dividend, there may be set aside
out of any fluids of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created

Section 3	All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4.	The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 5.	The corporation may or may not have a corporate seal,
as may be from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal of Nevada".
The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

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ARTICLE 11

Indemnification

Every person who was or is a party or is a threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under General Corporation Law of the State of Nevada time to time -St all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon

Receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as ifs representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State or Nevada.

ARTICLE 12

Amendments

Section 1.	The Bylaws may be amended by a majority vote of
all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

Section 2.	The Board of Directors by a majority vote of the whole
Board at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provided of the Bylaws which shall not be amended by the Board of Directors.

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APPROVED AND ADOPTED this 30th DAY OF SEPTEMBER, 1997.

CERTIFICATE OF SECRETARY

I, Brent N. McMullin hereby certify that I am the Secretary of Legacy Bodysential Inc. , and the foregoing Bylaws, consisting of 9 pages, constitute the code of Bylaws of Legacy Bodysentials Inc., as duly adopted at a regular meeting of the Board of Directors of the corporation held Sept. 30th, 1995.


IN WITNESS WHEREOF, I have hereunto subscribed my name this 30th day of September, 1995.


/s/ Brent McMullin /s/
Brent McMullin
Secretary

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